                                                             EXHIBIT 10.15










                       PACIFICARE HEALTH SYSTEMS, INC.




_____________________________________________________________________________





                             RESTORATION PLAN

TABLE OF CONTENTS                                            PAGE
------------------------------------------------------------------

ARTICLE I   Definitions. . . . . . . . . . . . . . . . . . . .  1
    1.1     Accounts . . . . . . . . . . . . . . . . . . . . .  1
    1.2     Administrative Committee . . . . . . . . . . . . .  1
    1.3     Beneficiary. . . . . . . . . . . . . . . . . . . .  1
    1.4     Board of Directors . . . . . . . . . . . . . . . .  1
    1.5     Compensation . . . . . . . . . . . . . . . . . . .  1
    1.6     Deferral Account . . . . . . . . . . . . . . . . .  1
    1.7     Earnings . . . . . . . . . . . . . . . . . . . . .  2
    1.8     Effective Date . . . . . . . . . . . . . . . . . .  2
    1.9     Eligible Employee. . . . . . . . . . . . . . . . .  2
    1.10    Employer . . . . . . . . . . . . . . . . . . . . .  2
    1.11    Matching Account . . . . . . . . . . . . . . . . .  2
    1.12    Participant. . . . . . . . . . . . . . . . . . . .  2
    1.13    Plan . . . . . . . . . . . . . . . . . . . . . . .  2
    1.14    Plan Year. . . . . . . . . . . . . . . . . . . . .  2
    1.15    Profit-Sharing Account . . . . . . . . . . . . . .  3
    1.16    Qualified Plan . . . . . . . . . . . . . . . . . .  3
    1.17    Retirement . . . . . . . . . . . . . . . . . . . .  3
    1.18    Statutory Limits . . . . . . . . . . . . . . . . .  3
    1.19    Valuation Date . . . . . . . . . . . . . . . . . .  3

ARTICLE II  Contributions to the Plan. . . . . . . . . . . . .  4
    2.1     Amount of Deferral . . . . . . . . . . . . . . . .  4
    2.2     Amount of Profit-Sharing Contribution. . . . . . .  4
    2.3     Amount of Matching Contribution. . . . . . . . . .  4
    2.4     Amount of Discretionary Company Contribution . . .  4
    2.5     Filing of Applications . . . . . . . . . . . . . .  4
    2.6     Designation of Beneficiary . . . . . . . . . . . .  5
    2.7     Administration . . . . . . . . . . . . . . . . . .  5

ARTICLE III Accrual of Benefits. . . . . . . . . . . . . . . .  6
    3.1     Earnings of Accounts . . . . . . . . . . . . . . .  6
    3.2     Vesting. . . . . . . . . . . . . . . . . . . . . .  6


                                      (i)

TABLE OF CONTENTS                                            PAGE
------------------------------------------------------------------

ARTICLE IV  Distribution of Accounts . . . . . . . . . . . . .  7
    4.1     Payment upon Retirement. . . . . . . . . . . . . .  7
    4.2     Payment upon Termination of Employment . . . . . .  7
    4.3     Amount Distributable . . . . . . . . . . . . . . .  7

ARTICLE V   The Administrative Committee . . . . . . . . . . .  8
    5.1     Administrative Committee . . . . . . . . . . . . .  8
    5.2     Rights and Duties. . . . . . . . . . . . . . . . .  8
    5.3     Information. . . . . . . . . . . . . . . . . . . . 10
    5.4     Compensation, Indemnity and Liability. . . . . . . 10

ARTICLE VI  Amendment and Discontinuance . . . . . . . . . . . 11
    6.1     Amendments . . . . . . . . . . . . . . . . . . . . 11
    6.2     Discontinuance of Plan . . . . . . . . . . . . . . 11

ARTICLE VII Miscellaneous. . . . . . . . . . . . . . . . . . . 12
    7.1     No Interest in Assets. . . . . . . . . . . . . . . 12
    7.2     Limitation of Rights of Employees. . . . . . . . . 12
    7.3     Restriction against Assignment . . . . . . . . . . 12
    7.4     Receipt or Release . . . . . . . . . . . . . . . . 12
    7.5     Payment on Behalf of Minor . . . . . . . . . . . . 13
    7.6     Forfeiture . . . . . . . . . . . . . . . . . . . . 13
    7.7     Withholding. . . . . . . . . . . . . . . . . . . . 13
    7.8     California Law Governs . . . . . . . . . . . . . . 13
    7.9     Interpretation . . . . . . . . . . . . . . . . . . 13
    7.10    Instrument in Counterparts . . . . . . . . . . . . 13
    7.11    Successors and Assigns . . . . . . . . . . . . . . 14

                                     (ii)

                                                                           1.

                       PACIFICARE HEALTH SYSTEMS, INC.
                             RESTORATION PLAN


THIS PLAN evidences the terms of the PacifiCare Health Systems, Inc. Restoration Plan for certain executive employees.


                               WITNESSETH:

                                ARTICLE I
                               DEFINITIONS


Any terms defined in the Qualified Plan will have the same definition in this Plan unless such term is expressly redefined in this Article I.

1.1 ACCOUNTS. "Accounts" shall mean the accounts maintained by the Administrative Committee for each Participant, which includes the Deferral Account, the Profit- Sharing Account, and the Matching Account.

1.2 ADMINISTRATIVE COMMITTEE. The "Administrative Committee" shall mean the committee of at least three persons appointed by the Employer to perform the duties detailed in Article V.

1.3 BENEFICIARY. "Beneficiary" or "Beneficiaries" shall mean the person or persons (including, without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder, in the event of the Participant's death, or if there is no designated Beneficiary or surviving Beneficiary, the Participant's estate.

14. BOARD OF DIRECTORS. "Board of Directors" shall mean the Board of Directors of PacifiCare Health Systems, Inc.

1.5 COMPENSATION. "Compensation" shall mean Compensation as defined in the Qualified Plan, without application of the "Pay Cap" defined in Section 1.18(a) of this Plan.

1.6 DEFERRAL ACCOUNT. "Deferral Account" shall mean the Account maintained by the Administrative Committee for each Participant that is to be credited with the

                                                                           2.


     amounts of the Participant's Compensation that are deferred pursuant to this Plan, together with the Earnings credited thereon as provided herein.

1.7 EARNINGS. "Earnings" shall mean the amounts credited to a Participant's Accounts as investment growth. The rate of growth credited to the Accounts will be set by, and at the sole discretion of, the Administrative Committee. The rate will be determined for each ensuing quarter and will be communicated to Participants prior to the beginning of such quarter.

1.8  EFFECTIVE DATE.  "Effective Date" shall mean January 1, 1993.

1.9 ELIGIBLE EMPLOYEE. "Eligible Employee" shall mean any employee of the Employer whose job classification is Senior Vice President or a higher classification.

1.10 EMPLOYER. "Employer" or "Company" shall mean PacifiCare Health Systems, Inc. and wholly-owned subsidiaries.

1.11 MATCHING ACCOUNT. "Matching Account" shall mean the Account maintained by the Administrative Committee for each Participant that is to be credited with:

     (a) The amount of Company Matching (50% of deferrals to a maximum of 3% of Compensation) contribution pursuant to this Plan;

     (b) The amount of discretionary Company contributions contributed pursuant to this Plan;

     (c)  Earnings credited to such contributions as provided herein.

1.12 PARTICIPANT. "Participant" shall mean any Eligible Employee who actually participates in this Plan in any Plan Year and who is entitled to a benefit hereunder.

1.13 PLAN. This Plan shall be known as the "PacifiCare Health Systems, Inc. Restoration Plan," as now adopted or hereafter amended.

1.14 PLAN YEAR. "Plan Year" shall mean the 12-month period commencing on January 1 and ending on December 31.

                                                                           3.


1.15 PROFIT-SHARING ACCOUNT. "Profit-Sharing Account" shall mean the Account maintained by the Administrative Committee for each Participant which is to be credited with the 2% of Compensation contributions made pursuant to this Plan, together with the earnings credited thereon as provided herein.

1.16 QUALIFIED PLAN. "Qualified Plan" shall mean the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan for Employees of PacifiCare Health Systems, Inc.

1.17 RETIREMENT. "Retirement" shall mean the retirement of a Participant under the normal or disability retirement provisions of the Qualified Plan.

1.18 STATUTORY LIMITS.  "Statutory Limits" shall mean the following:

     (a) The maximum recognizable compensation under Internal Revenue Code (IRC) Section 401(a)(17) -- the "Pay Cap;"

     (b) The maximum contributions or other additions permitted under IRC Section 415(c) -- the "415 Limit;"

     (c) The exclusion of excess deferrals under IRC Section 402(g)(1) -- the "Deferral Limit"

     (d) The limit on contributions for highly compensated employees under IRC Sections:
                    401(k)(3) --   the "ADP Test," and
                    401(m)(2) --   the "ACP Test."

1.19 VALUATION DATE. "Valuation Date" shall mean the last day of each calendar quarter or, in the Administrative Committee's discretion, such other dates on which the Administrative Committee undertakes to determine the value of each Participant's Accounts.

                                                                           4.


                                 ARTICLE II
                          CONTRIBUTIONS TO THE PLAN


2.1 AMOUNT OF DEFERRAL. A Participant may elect to defer all or a portion of the amount of his Compensation that he could defer under the terms of the Qualified Plan, except for the application of the Statutory Limits. If a Participant so elects, any such excess deferral will be credited to that Participant's Deferral Account under this Plan.

2.2 AMOUNT OF PROFIT-SHARING CONTRIBUTION. Any excess profit-sharing contribution that would be contributed on behalf of a Participant under the terms of the Qualified Plan, except for the application of the Statutory Limits, will be credited to that Participant's Profit-Sharing Account under this Plan.

2.3 AMOUNT OF MATCHING CONTRIBUTION. Any excess Company matching contribution that would be contributed on behalf of a Participant under the terms of the Qualified Plan, except for the application of the Statutory Limits, will be credited to that Participant's Matching Account under this Plan.

2.4 AMOUNT OF DISCRETIONARY COMPANY CONTRIBUTION. Any excess discretionary Company contribution that would be contributed on behalf of a Participant under the terms of the Qualified Plan, except for the application of the Statutory Limits, will be credited to that Participant's Matching Account under this Plan.

2.5 FILING OF APPLICATIONS. To be eligible to defer Compensation that is paid as part of a Participant's regular wages paid during any Plan Year, an Eligible Employee must file a written application with the Administrative Committee no later than December 15 of the preceding Plan Year. The Administrative Committee shall notify each employee of his prospective eligibility to participate in the Plan at least thirty (30) days prior to the time he must file an application for participation. Notwithstanding the foregoing, the Administrative Committee may, in its sole and absolute discretion, permit an Eligible Employee to file an application on or after December 15 if, in its judgment, his failure to do so prior to said date was due to reasonable cause, but in no event may such application be filed after December 31. The application for participation shall signify the Eligible Employee's acceptance of the terms of this Plan and the portion of Compensation that he elects to defer in accordance with Section 2.1 of this Plan.

                                                                           5.


     Notwithstanding the above, no further application shall be required from any Eligible Employee who elects to defer Compensation hereunder until such Eligible Employee wishes to change the amount to be deferred in accordance with the next succeeding paragraph.

     A Participant may elect, with at least fifteen (15) days' advance written notification to the Administrative Committee, to terminate his deferrals under this Plan with respect to Compensation in subsequent years. A Participant shall be permitted to resume participation in the Plan or change his deferral amount subject to the limitation specified in Section
     2.1 as of the first day of a Plan year if he files an application pursuant to this Section 2.5.

2.6 DESIGNATION OF BENEFICIARY. The Beneficiary or Beneficiaries under this Plan will be the individual(s) designated as such under the Qualified Plan. The Employer and the Administrative Committee may rely on the designation of the beneficiary or beneficiaries last filed in accordance with the terms of the Qualified Plan.

2.7 ADMINISTRATION. Any amounts credited to a Participant's Accounts under this Plan will be administered by the Administrative Committee.

                                                                           6.


                                 ARTICLE III
                             ACCRUAL OF BENEFITS

3.1 EARNINGS OF ACCOUNTS. There shall be credited to each Participant's Accounts as of the end of each calendar quarter Earnings on the balance(s) credited thereto. Such Earnings, determined pursuant to Section 1.7, shall be credited as though the amount allocated to the hypothetical Participant's Accounts pursuant to Article II was contributed on the date deemed to be the date such amount would have been invested, if the amount were available for contribution under the Qualified Plan.

3.2 VESTING. The interest of each Participant in any benefit accrued hereunder shall be vested in accordance with the vesting provisions of the Qualified Plan. In the event of death or permanent and total disability, the Participant becomes 100% vested.

                                                                           7.


                                 ARTICLE IV
                          DISTRIBUTION OF ACCOUNTS


4.1 PAYMENT UPON RETIREMENT. If a Participant terminates employment due to Retirement (or thereafter), the amount distributable to the Participant (determined pursuant to Section 4.3) as of the date of such Retirement, plus Earnings, shall be paid to the Participant in a single sum as soon as practicable after the Valuation Date following such Retirement.

4.2 PAYMENT UPON TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Employer by reason of death, or any other reason other than Retirement, the amount distributable to the Participant (determined pursuant to Section 4.3) as of the date of termination shall be distributed to the Participant in a single sum as soon as practicable after the Valuation Date following such termination.

4.3 AMOUNT DISTRIBUTABLE. The amount distributable to a Participant or any designated Beneficiary or Beneficiaries as of any date specified in this Plan shall be an amount equal to the vested balance credited to the Participant's Accounts as of the Valuation Date immediately following said date.

                                                                           8.


                                   ARTICLE V
                         THE ADMINISTRATIVE COMMITTEE


5.1 ADMINISTRATIVE COMMITTEE. The Administrative Committee (appointed by the Board of Directors) shall keep all records and documents pertaining to the Committee's administration of the Plan. Any action of the Administrative Committee shall be taken pursuant to a majority vote, or with the written consent of a majority of its members, and such action shall constitute the action of the Administrative Committee and be binding the same as if all members had joined therein. A quorum of the Administrative Committee shall consist of two members. A member of the Administrative Committee shall not vote or act on any matter that relates solely to such member as a Participant. Any member may execute any certificate or other written direction on behalf of the Administrative Committee. Third persons dealing with the Administrative Committee may conclusively rely on any certificate or other written direction signed by a member that purports to have been duly authorized by the Administrative Committee.

5.2 RIGHTS AND DUTIES. The Administrative Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

     (a) To determine all questions relating to the eligibility of employees to participate;

     (b) To maintain or to designate any person or entity to maintain all the necessary records for the administration of the Plan;

     (c) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

     (d) To provide for disclosure of all information and filing or provision of all reports and statements to Participants or Beneficiaries under this Plan or to governmental bodies as may be required by ERISA; and

     (e) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan

                                                                           9.


         benefits, consideration of such claims, review of claim denials, and issuance of decisions on review. Such claims procedures at a minimum shall consist of the following:

         (1) The Administrative Committee shall notify Participants and, where appropriate, Beneficiaries, of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

         (2) The Administrative Committee shall establish procedures for action on claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than sixty (60) days after the date of the claim; the claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within a 60-day period. Every claim for benefits that is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the denial, (2) specific reference to any provisions of this Plan on which denial is based, (3) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (4) an explanation of the procedure for further reviewing the denial of the claim under the Plan.

         (3) The Administrative Committee shall establish a procedure for review of claim denials, with such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review, with the claimant or his duly authorized representative having sixty (60) days after receipt of denial of his claim to request such review, and having the right to review all pertinent documents and the right to submit issues and comments in writing.

         (4) The Administrative Committee shall establish a procedure for issuance of a decision by the Committee not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which

                                                                          10.


               case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific reference to any provision of the Plan on hich the decision is based.

     All action of the Administrative Committee shall be conclusive on all persons interested in the Plan, except to the extent otherwise specifically indicated herein. The Administrative Committee may appoint a plan administrator and other agents, and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe.

5.3 INFORMATION. To enable the Administrative Committee to perform its functions, the Employer shall supply full and timely information to such Committee on all matters relating to the payment of Compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Administrative Committee may require.

5.4  COMPENSATION, INDEMNITY AND LIABILITY.  The members of the
     Administrative Committee shall serve without bond, except as otherwise required by law, and without compensation for their services hereunder.
     All expenses of the Administrative Committee shall be paid by the Employer, and the Employer shall furnish the Administrative Committee with such clerical and other assistance as is necessary in the performance of its duties.

     No member of the Administrative Committee shall be liable for any act or omission of any other member of the Administrative Committee nor for any act or omission on his own part, excepting only his own willful misconduct or gross negligence. The Employer shall indemnify and save harmless each member of the Administrative Committee against any and all expenses and liabilities arising out of his membership on the Administrative Committee, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence.

                                                                          11.


                                  ARTICLE VI
                        AMENDMENT AND DISCONTINUANCE


6.1 AMENDMENTS. The Board of Directors shall have the right to amend this Plan from time to time or to cancel any amendments.

6.2 DISCONTINUANCE OF PLAN. It is the expectation of the Employer that this Plan will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Employer, and the right is reserved by the Employer at any time to reduce, suspend, or discontinue this Plan; provided, however, the Employer shall in no event have the power to reduce the amount already paid or credited to a Participant's Deferral Account.

                                                                          12.


                                 ARTICLE VII
                                MISCELLANEOUS


7.1 NO INTEREST IN ASSETS. No Participant or any other person shall have any interest in any fund or in any specific asset of the Employer by reason of any amount credited to him hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits that may become payable hereunder. No trust shall be created in connection with or by the execution or adoption of this Plan. Any benefits that become payable hereunder shall be paid from the general assets of the Employer. Nothing in the Plan shall be deemed to give any officer or any employee of the Employer any right to participate in the Plan, except in accordance with the provisions of the Plan.

7.2 LIMITATION ON RIGHTS OF EMPLOYEES. Neither the adoption nor the amendment of the Plan, nor any action of the Board of Directors of the Employer, shall be held or construed to confer on any person any legal right to be continued as an employee of the Employer, to receive any particular level of compensation, or to be employed in any particular job or job classification.

7.3 RESTRICTION AGAINST ASSIGNMENT. The Employer shall pay all amounts payable hereunder only to the person(s) designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his Beneficiaries, or successors in interest, nor shall it be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.

     Notwithstanding the above, nothing herein shall be deemed a waiver of the Employer's right of offset as set forth in the laws of the State of California.

7.4 RECEIPT OR RELEASE. Any payment to any Participant or his Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Employer, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

                                                                          13.


7.5 PAYMENT ON BEHALF OF MINOR. In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Employer.

7.6 FORFEITURE. Any payment or distribution to a Participant under the Plan that is not claimed by the Participant, Beneficiary, or other person entitled thereto within three years after becoming payable shall be forfeited and canceled and shall remain with the Employer, and no other person shall have any right thereto or interest therein. The Employer shall not have any duty to give notice that amounts are payable under the Plan to any person other than the Participant and the designated Beneficiary or Beneficiaries.

7.7 WITHHOLDING. The Employer shall deduct from the amount of all distributions under the Plan any taxes required to be withheld by the federal or any state or local government.

7.8 CALIFORNIA LAW GOVERNS. This Plan shall be construed, regulated, and administered under the laws of the State of California. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions thereof shall continue to be fully effective.

7.9 INTERPRETATION. Headings and subheadings in the Plan are inserted for convenience only and are not to be considered in the construction of the provisions thereof. Singular nouns may include the plural and plural nouns may include the singular where appropriate. The masculine gender may mean the feminine and/or neuter gender where appropriate.

7.10 INSTRUMENT IN COUNTERPARTS. This Plan has been executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

                                                                          14.


7.11 SUCCESSORS AND ASSIGNS. This Plan shall inure to the benefit of, and be binding on, the parties hereto and their successors and assigns.


Executed at ____________________, California, on the ____ day of

________________, 1992.


                                       PacifiCare Health Systems, Inc.

                                       By    /s/ SAMUEL J. TIBBETTS
                                            -------------------------------
                                       Title          CHAIRMAN
                                            -------------------------------


                                       By
                                            -------------------------------
                                       Title
                                            -------------------------------


Approved as to form:



___________________________
Counsel for Employer